                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20529


                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         PEACOCK FINANCIAL CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                COLORADO                             87-0410039
    ------------------------------------------------------------------
     (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)               Identification No.)



      FINANCIAL POWER NETWORK/COMPENSATION CONTRACT (CONSULTING AGREEMENT)
     ----------------------------------------------------------------------
                           (Full title of the plan)


      DANNETTE UYEDA, 8 EAST BROADWAY, SUITE 735, SALT LAKE CITY, UT 84111
  ---------------------------------------------------------------------------
                       (Name and address of agent for service)


                        CALCULATION OF REGISTRATION FEE
                        -------------------------------



                                          Proposed        Proposed
Title of                 Amount            maximum         maximum           Amount of
securities to            to be         offering price     aggregate         Registration
be registered            registered       per share     offering price          fee
-----------------------------------------------------------------------------------------
common shares            50,000             $0.30         $15,000.00            $5.00
                                                                             (1/33 of 1%)


EXHIBIT INDEX IS LOCATED ON PAGE 5 OF THIS REGISTRATION STATEMENT

                                    PART I

             INFORMATION REQUIRED IN THE SECTION (10A) PROSPECTUS

(A)  GENERAL PLAN INFORMATION

     (1) The title of the "plan" is: "Financial Power Network./Compensation Contract", and the registrant whose securities are to be offered pursuant to the plan is Peacock Financial Corporation.

     (2) Financial Power Network is a consultant to the registrant, and in such consulting capacity has entered into a written compensation
           contract for services rendered to registrant.   Such written
           compensation contract is defined as an "Employee Benefit Plan" pursuant to Rule 405 of "REGULATION C-REGISTRATION" under the Securities Act of 1933.

     (3) The plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

(B)  SECURITIES TO BE OFFERED

     (1)  50,000 shares of registrant's common stock

     (2) The Capital Stock to be issued are the common shares of the registrant that are fully paid and non assessable, with the same rights and privileges as all other common stock shareholders of the registrant. There are no restrictions on alienability of the securities to be registered, nor is there any provision discriminating against any existing or prospective holder of such securities as a result of such security holder owning a substantial amount of securities.

(D) PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED.

     (6) The plan is not subject to ERISA. The shares of registrant's common stock to be issued to Financial Power Network is compensation for services rendered to registrant. The securities issued pursuant to this Registration shall be issued by registrant without the payment of any fees, commissions or other charges of any kind.

(E)  RESALE RESTRICTIONS

          There are no restrictions on the resale of the securities purchased under this plan that may be imposed upon the purchaser.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The documents listed in (a) and (b) below are hereby incorporated by reference in this registration statement; and that all documents heretofore filed, or subsequently filed by registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act shall also be deemed to be incorporated by this reference and shall be a part hereof from the date of filing any such documents.

     (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant's document referred to in (a) above.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Registrant's By- Laws provide that registrant may indemnify any Officer or Director of any liability that may arise while engaging in activities in such capacity.

ITEM 8. EXHIBITS

The following exhibits required by Item 601 Regulation S-K are attached hereto and by this reference incorporated herein:

(4) Exhibit "A"     Instruments defining the rights of security holders,
including indentures (Page 6)

With respect to the requirements of Item 601 (b)(15), a "Letter re unaudited interim financial information", registrant hereby incorporates herein by this reference it's report on Form 10-QSB.


                                  SIGNATURES


THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on it's behalf by the undersigned, thereunto duly authorized, in the City of San Jacinto, State of California,
On March         , 1998

Peacock Financial Corporation

By:
   ----------------------------
   Steven R. Peacock, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

(Signature)
           -----------------------------------------------
              Bruce Merati

(Title)       Chief Financial Officer
       ------------------------------------------

Date:     March       , 1998

(Signature)
           -----------------------------------------------
              Steven R. Peacock

(Title)       Director (Sole)
       ------------------------------------------

Date:     March       , 1998

                                    EXHIBIT
                                    -------

                                     INDEX
                                     -----



(4)  Exhibit "A"    Instruments defining the rights of security holders,
                    including indentures. (Minutes of a Special Meeting of
                    the Board of Directors held March 9, 1998                Page 6

(15)                Letter re: Unaudited Interim Financial Information.
                    (Registrant by this reference hereby incorporates such
                      financial information from its report on Form 10-QSB)
